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                                     EXHIBIT 23.5



                        [FOSTER PEPPER & SHEFELMAN LETTERHEAD]





    We hereby consent to the reference to our firm under the heading "Legal Matters" in the Lithia Motors, Inc. Registration Statement (No. 333-14031) for the registration of Common Stock.




                                       FOSTER PEPPER & SHEFELMAN


                                       By: /s/ Kenneth E. Roberts
                                          -------------------------------
                                               Kenneth E. Roberts


Portland, Oregon
December 18, 1996